Exhibit 10.3

FORM OF

INTELLECTUAL PROPERTY MATTERS AGREEMENT

BETWEEN

THE PROCTER & GAMBLE COMPANY

and

THE FOLGERS COFFEE COMPANY

dated as of

[            ], 2008

-i-

TABLE OF CONTENTS

(continued)

Schedules

Schedule A	Folgers IP

Schedule B	Parent IP

Schedule C	Parent Technology Assets

-ii-

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This Intellectual Property Matters Agreement (this “Agreement”) is executed as of             , 2008, between The Procter & Gamble Company, an Ohio corporation (“Parent”) and The Folgers Coffee Company, a Delaware corporation (“Folgers”) (each a “Party,” and collectively, the “Parties”).

1. Parent is engaged, directly and indirectly, in the Coffee Business;

2. Parent has determined that it would be appropriate and desirable to separate the Coffee Business from Parent;

3. Parent has caused Folgers to be formed in order to facilitate such separation;

4. Parent and Folgers have entered into the Separation Agreement to effect the Folgers Transfer and Distribution;

5. Pursuant to the Transaction Agreement, immediately following the Distribution, Folgers and Merger Sub will merge and Folgers Common Stock will be converted into shares of common stock of RMT Partner on the terms and subject to the conditions of the Transaction Agreement;

6. In connection with the Folgers Transfer, Parent has agreed to grant Folgers a license to certain Intellectual Property used within the scope of the Coffee Business that is not being transferred to Folgers pursuant to the Separation Agreement;

7. Folgers wishes to obtain from Parent the licenses set forth herein on the terms and conditions set forth herein;

8. Parent and Folgers are entering into this Agreement as contemplated by the Separation Agreement.

Accordingly, Parent and Folgers agree as follows:

I. DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein will have the meanings ascribed to such terms in the Separation Agreement. For the purpose of this Agreement, the following terms will have the meaning specified herein:

“After-Located Know How and Patents” has the meaning set forth in Section 2.5 of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Code” has the meaning set forth in Section 10.13 of this Agreement.

“Coffee Field” means sourcing, producing, marketing, selling, distributing, and developing products related to coffee, tea and related products and services, in any package or format, including roasted and grounded coffee beans, instant coffee, tea, caffeine, decaffeination services, and coffee equipment service and maintenance, but in any event excluding (i) manufacturing, producing, marketing, selling, distributing, and developing products related to juice, water or non-fruit flavorings (other than flavorings to be consumed as part of a coffee- or tea-based beverage), and (ii) all Restricted Activities.

“Disclosing Party” has the meaning set forth in Section 8.6 of this Agreement.

“Dispute” has the meaning set forth in Section 9.1 of this Agreement.

“Folgers” has the meaning set forth in the preamble of this Agreement.

“Folgers IP” means, solely to the extent licensable by Folgers or its Affiliates, all Intellectual Property, except Trademarks, owned or controlled by Folgers or any Affiliate of Folgers as of the Distribution Date, including the Intellectual Property listed on Schedule A hereto.

“Improvements” means any improvements, additions, modifications, developments, variations, refinements, enhancements, compilations, collective works or derivative works.

“Parent” has the meaning set forth in the preamble of this Agreement.

“Parent IP” means the Know How and Patents listed in Schedule B hereto.

“Parent Technology Assets” means the tangible Assets, computer software (in executable or object code form only) and other Information listed in Schedule C hereto; provided, however, that “Parent Technology Assets” does not include any Intellectual Property or Intellectual Property rights in any of the foregoing.

“Party” and “Parties” have the meanings set forth in the preamble of this Agreement.

“Receiving Party” has the meaning set forth in Section 8.6 of this Agreement.

“Restricted Activities” has the meaning given to such term in the SD Acquisition Company Restrictive Covenant.

“Separation Agreement” means that certain Separation Agreement dated as of June 4, 2008, among Parent, Folgers and RMT Partner.

“SD Acquisition Company Restrictive Covenant” means that certain Restrictive Covenant, by and between Parent and SD Acquisition Company, a Delaware corporation, dated August 1, 2004.

“Third Party” means any Person other than a Party or their respective Affiliates.

II. LICENSE TO FOLGERS

2.1 License Grant. Parent, on behalf of itself and its Affiliates, hereby grants Folgers and its Affiliates a non-exclusive, paid-up, irrevocable (unless otherwise earlier terminated in accordance with Article VIII), worldwide license (with the right to grant sublicenses solely to the extent set forth in the last sentence of this Section 2.3) in and to the Parent IP to develop, make, have made, use, import, offer to distribute, distribute, offer to sell and sell products and to provide services solely related to the Coffee Field.

2.2 Technology Transfer/License. To the extent not already in the possession of Folgers, Parent will provide and/or deliver to Folgers as soon as commercially reasonable after the Distribution Date, but in any event no later than sixty (60) days thereafter, the Parent Technology Assets. Upon delivery of, and solely in connection with the use of the Parent Technology Assets in conjunction with the Parent IP, Parent grants to Folgers and its Affiliates a non-exclusive, paid-up, irrevocable (unless otherwise earlier terminated in accordance with Article VIII), worldwide license (with the right to grant sublicenses solely to the extent set forth in the last sentence of this Section 2.3) in and to any Intellectual Property (except Patents and Know How) owned or controlled by Parent or its Affiliates as of the Business Transfer Time necessary as of the Business Transfer Time to use the Parent Technology Assets in conjunction with the Parent IP to develop, make, have made, use, import, offer to distribute, distribute, offer to sell and sell products and to provide services solely related to the Coffee Field. For the avoidance of doubt, the transfer of Parent Technology Assets shall not include the transfer of title to any Intellectual Property.

2.3 Sublicensing. The licenses granted to Folgers and its Affiliates pursuant to Section 2.1 and Section 2.2 shall be sublicensable solely (a) to vendors, consultants, distributors, manufacturers or other contractors of Folgers or its Affiliates to develop, make, have made, use, import, offer to distribute, distribute, offer to sell and sell products and to provide services solely related to the Coffee Field, in each case solely for, to or on behalf of Folgers or its Affiliates; and (b) to customers of Folgers and its Affiliates, to the extent necessary for them to use the products or receive the services of Folgers or its Affiliates in the Coffee Field.

2.4 Improvements. Folgers and its Affiliates shall have the right to make Improvements to the Parent IP and Parent Technology Assets, provided, however, that, as between the Parties, Parent will own and retain all right, title and interest in and to the Parent IP and Parent Technology Assets. As between the Parties, (a) Folgers and its Affiliates will own and retain all right, title and interest in and to any Improvements to any Parent IP or Parent Technology Assets made solely by Folgers or its Affiliates or their sublicensees.

2.5 After-Located Know How. If, within two (2) years after the Business Transfer Time, Folgers or an Affiliate of Folgers notifies Parent in writing of any Know How or Patents (other than the Excluded IP Assets listed on Schedule 1.6(b)(ii) of the

Separation Agreement) owned or controlled by Parent or its Affiliates that was necessary, as of the Business Transfer Time, for the operation of the Coffee Business but was not licensed to Folgers pursuant to this Agreement or transferred to Folgers pursuant to the Separation Agreement, (the “After-Located Know How and Patents”), Parent agrees to grant Folgers, to the extent possible, a license in and to such After-Located Know How and Patents, the scope, terms and conditions of which shall be negotiated in good faith by the parties; provided, however, that any such license shall, to the extent possible, be non-exclusive and shall be limited to the Coffee Field. The parties agree that, notwithstanding anything herein or therein to the contrary, the Excluded IP Assets listed on Schedule 1.6(b)(ii) of the Separation Agreement shall in no event be licensed to Folgers pursuant to any agreement entered into pursuant to this Section 2.5, even if such Intellectual Property may have been necessary for the operation of the Coffee Business.

III. MAINTENANCE OF IP

3.1 No Obligation. Parent will have no obligation to Folgers or its Affiliates with respect to maintaining the pendency, subsistence, validity, enforceability, or confidentiality of any Intellectual Property and may discontinue prosecution or maintenance, abandon, or dedicate to the public any of the Intellectual Property.

3.2 Maintenance of Parent IP – Patents. Notwithstanding Section 3.1, if Parent no longer wishes to maintain any Patents included in Parent IP (including any circumstance in which Parent no longer wishes to pay maintenance fees for such Patents) or to pursue continuations or foreign counterparts to such Patents, unless Parent will sell, transfer or otherwise assign such Patent to a Third Party, Parent will notify Folgers of its decision in writing at least forty-five (45) days prior to the earliest filing deadline implicated. Folgers may then elect, by no later than thirty (30) days after receiving such notice from Parent, to have Parent assign its rights in such Patents to Folgers, at no cost other than any actual costs associated with such assignment, so that Folgers, at its sole cost and expense, may continue maintenance and/or pursue continuations and foreign counterparts. Any Patents assigned to Folgers pursuant to this Section 3.2 shall be subject to a nonexclusive license back to Parent to make, have made, use, sell, including the right to sublicense.

IV. FOLGERS IP

4.1 Obligation to Negotiate. Parent shall have the right, within two (2) years after the Business Transfer Time, to request in writing that Folgers negotiate a license to Parent and its Affiliates of any or all of the Folgers IP. Upon receipt of any such request, Folgers agrees to negotiate with Parent in good faith to grant Parent and its Affiliates a license in and to such Folgers IP, the scope, terms and conditions of which shall be negotiated by the parties; provided, however, that any such license shall be non-exclusive and shall be limited to any business other than the Coffee Business. If, within ninety (90) days of Parent’s request, the Parties have not executed a license agreement regarding such Folgers IP, Folgers shall have no further obligation to negotiate with Parent with respect to such Folgers IP.

4.2 Maintenance of Folgers IP. In the event Folgers no longer wishes to maintain any Patents included in the Folgers IP (including any circumstance in which it no longer wishes to pay maintenance fees for such Patents) or to pursue continuations or foreign counterparts to such Patents, unless Folgers will sell, transfer or otherwise assign such Patent to a Third Party, Folgers will notify Parent of its decision in writing at least forty-five (45) days prior to the earliest filing deadline implicated. Parent may then elect, by no later than thirty (30) days after receiving such notice from Folgers, to have Folgers assign its rights in such Patents to Parent, at no cost other than any actual costs associated with such assignment, so that Parent, at its sole cost and expense, may continue maintenance and/or pursue continuations and foreign counterparts. Any Patents assigned pursuant to this Section 4.2 shall become Parent IP subject to all terms and conditions of this Agreement, including the license to Folgers and its Affiliates set forth in Section 2.1.

V. RESTRICTIONS

5.1 Restrictions on Folgers’s Use and Disclosure of Know How. Folgers, on behalf of itself and its Affiliates, agrees: (i) to keep in confidence and trust all of the Know How licensed to or otherwise received by Folgers or its Affiliates pursuant to this Agreement; (ii) not to use any such Know How for any purpose other than as expressly permitted under the terms of this Agreement or any other agreement between the Parties pertaining to the use of such Know How; (iii) not to do or cause to be done any act or thing contesting or, in any way, impairing or tending to impair such Know How; (iv) to take commercially reasonable steps to prevent the unauthorized disclosure or use of such Know How and to prevent such Know-How from entering the public domain or the possession of unauthorized Persons; (v) to disclose such Know How only to those of the officers and employees of Folgers or its Affiliates whose duties require access to such Know How in order to carry out the purposes of this Agreement and who are subject to terms of employment that prohibits the unauthorized disclosure of such Know How or have otherwise executed a confidentiality agreement that prohibits the unauthorized disclosure of such Know How; and (vi) not to disclose any such Know How to any consultant, independent contractor, vendor, distributor or other Third Party without first entering into a confidentiality agreement with said Third Party that (1) prohibits use of such Know How other than on behalf of Folgers, (2) prohibits unauthorized disclosure of such Know How, (3) contains obligations requiring such Third Party to protect such Know How that are at least as stringent as Folgers’s obligations of set forth herein, and (4) solely with respect to Third Party competitors of Parent, without the prior written consent of Parent.

5.2 Unauthorized Disclosure Standard. Without limiting the foregoing Section 5.1, Folgers and its Affiliates will use at least the same degree of care that Folgers uses to prevent the disclosure of its own Know How of like importance to prevent the disclosure of Know How licensed or otherwise disclosed to it by Parent and its Affiliates under this Agreement. Notwithstanding any other restriction in this Article V, the Parties agree that if Folgers follows the same practices with respect to any item of Know How as were followed by Parent as of the Distribution Date, both in policy and in practice, Folgers will be deemed to have used commercially reasonable steps to prevent unauthorized disclosure, with respect to such item of Know-How. The restrictions of this Article V will not apply to Folgers (i) to either Party to the extent that (a) any item of Know-How becomes known to the public or the trade without any breach by such Party or its agents; or (b) Parent waives such restriction in writing; (ii) to Folgers to the extent that any item of Know-How: (a) was already known to Folgers before its disclosure by Parent; (b) is independently developed by Folgers; or (c) is disclosed to Folgers by a Third Party that is not under any obligation of confidence to Parent. The fact that any or all individual elements of such Know How are publicly known, disclosed to Folgers by a Third Party, or previously known by Folgers, will not be deemed to mean that the particular arrangement of combination of the Know How is not protected under this paragraph, and will not affect the obligations of Folgers hereunder with respect to such Know How.

5.3 Enforcement of Confidentiality Agreements; Cooperation. Folgers hereby acknowledges and agrees that it, on behalf of itself and its Affiliates, will diligently monitor compliance with and enforce (including by instituting any necessary Action) the terms of all confidentiality agreements required pursuant to this Article V. Moreover, Folgers will, and will cause its Affiliates to, provide all reasonable cooperation with and assistance to Parent and its Affiliates should Parent or its Affiliates seek to enforce (by Action or otherwise) the terms and conditions of any confidentiality agreement pertaining, as applicable, to any of Parent’s or its Affiliates’ Know How or the Parent Confidential Information.

5.4 Parent IP and SD Restrictive Covenant. Parent and Folgers will not, and will cause their respective Affiliates not to, utilize any of the Parent IP to engage or participate, directly or indirectly, in the Restricted Activities to the extent required under the SD Acquisition Company Restrictive Covenant as if such Persons were Affiliates of Parent subsequent to the Distribution Date.

VI. ADDITIONAL OBLIGATIONS

6.1 Responsibility for Affiliates and Sub-licensees. Notwithstanding anything herein to the contrary, each Party hereby acknowledges and agrees that it is responsible for all of its Affiliates’ and, as applicable, sub-licensees’ compliance with the terms and conditions of the licenses granted pursuant to this Agreement and such Party is and will be liable to the other Party for any and all actions or omissions by any such Affiliate or, as applicable, sub-licensee that would constitute a breach of this Agreement if such actions or omissions were taken by such Party.

6.2 Notification of Infringements. If Folgers or any of its Affiliates becomes aware of any infringement or misappropriation by a Third Party of any Parent IP and/or Parent Technology Assets, Folgers will promptly notify Parent in writing and will provide Parent with all information supporting or tending to support such belief.

6.3 Further Assurances. Folgers and Parent hereby agree to use commercially reasonable efforts to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use commercially reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the Business Transfer Time at the expense of the requesting Party. Folgers and Parent agree, without demanding any further consideration, to execute (and to cause its Affiliates to execute) all documents reasonably requested by the other party or its Affiliates to effect recordation of the license relationship between the Parties created by this Agreement.

VII. AUTHORITY; DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY;

REMEDIES; ENFORCEMENT

7.1 Authority. Each Party represents and warrants to the other that: (i) it has all requisite legal and corporate power to execute and deliver this Agreement; (ii) it has taken all corporate action necessary for the authorization, execution and delivery of this Agreement; and (iii) this Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with the terms of this Agreement.

7.2 Disclaimer of Representations and Warranties. EACH PARTY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE SEPARATION AGREEMENT OR IN THE TRANSACTION AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, AND HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY THAT SUCH PARTY AS THE RIGHT TO GRANT THE LICENSES AND RIGHTS GRANTED HEREIN, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, VALIDTY OF IP, ENFORCEABILITY OF IP, OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR FROM TRADE PRACTICE.

7.3 Disclaimer of Certain Damages. EXCEPT FOR (i) INSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (ii) BREACHES OF ARTICLES II OR V, AND (iii) INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PARTY OR ANY OF ITS AFFILIATES OR ITS OR THEIR RESPECTIVE EQUITY OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS WILL BE LIABLE TO ANOTHER PARTY OR ANY THIRD PERSON UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGE, LOSS, OR COST.

7.4 Enforcement. Parent has the right, but not the obligation, to institute any action as it deems appropriate to terminate the infringement or misappropriation of any Parent IP or Parent Technology Assets through negotiation, litigation and/or alternative dispute resolution means, at its sole discretion and at its sole cost. The right to institute any such action is exclusive to Parent. Parent has the right to select and to control counsel in any action initiated by Parent. At the request of Parent, Folgers and its Affiliates will lend their names to any such action or join as a party in such action, and provide such assistance as may be reasonably necessary to conduct such action. Parent will reimburse Folgers for Folgers’s reasonable out-of-pocket costs for rendering such assistance. Parent has the right to settle any such action at its sole discretion, and any recovery of damages will be retained by Parent.

VIII. TERM AND TERMINATION; EFFECT OF TERMINATION

8.1 Term. The term of the license granted to Folgers and its Affiliates pursuant to Article II with respect to each item of Parent IP begins on the Distribution Date and continues in perpetuity unless or until (i) the underlying Intellectual Property expires, is abandoned, or is otherwise found invalid or unenforceable (with no right of appeal) by a court of competent jurisdiction, or (ii) such license is otherwise earlier terminated in accordance with this Article VIII. This Agreement will continue in perpetuity until such time as the license to each item of Parent IP has expired under clause (i) or (ii) above.

8.2 Termination for Breach. Either Party may terminate the license granted under this Agreement as to any item of Parent IP or any Parent Technology Asset, as the case may be, in the event that the other Party or any of its Affiliates is in default or breach of any provision of this Agreement and such default materially affects the scope of such Parent IP or the use of such Parent Technology Asset, or otherwise materially jeopardizes the subsistence, validity or enforceability of such Intellectual Property. In connection with any such termination, the terminating Party will provide written notice to the breaching Party specifying the particular Parent IP and/or Parent Technology Asset(s) at issue and the nature of default or breach. Termination will be effective thirty (30) days after such notice unless the breaching Party or its Affiliate cures the default or breach within such thirty (30) day period. Upon termination pursuant to this Section 8.2, the Parties agree to work together in good faith to tailor the scope of the termination to only such Parent IP or Parent Technology Asset or portion thereof that is materially affected or jeopardized by the uncured default or breach. Notwithstanding anything in this Agreement to the contrary, upon any termination pursuant to this Section 8.2, all other rights and licenses granted under this Agreement, whether to the breaching Party, the terminating Party or their Affiliates, will survive and remain in full force and effect.

8.3 Termination by Licensee. Folgers may terminate any license granted hereunder as to any particular Intellectual Property or Parent Technology Asset as to which it is licensee on thirty (30) days written notice to Parent. Notwithstanding anything in this Agreement to the contrary, upon any termination pursuant to this Section 8.3, all other rights and licenses granted under this Agreement, whether to the terminating Party, the non-terminating Party or their Affiliates, will survive and remain in full force and effect.

8.4 Insolvency. Either Party may, without prejudice to any other remedies available to it under this Agreement or at law or in equity, terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that (i) in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate will only become effective if the Party consents to the involuntary proceeding or such proceeding is not dismissed within sixty (60) days after the filing thereof, and (ii) if this Agreement is terminated pursuant to this Section 8.4, the licenses and rights granted by the non-terminating Party shall survive the termination of the balance of the term of this Agreement.

8.5 Change of Control. If, subsequent to the Effective Time, there is a change of Control of Folgers where (i) Control of Folgers is acquired, directly or indirectly (including by way of acquisition of Control of RMT Partner), in a single transaction or series of related transactions by any competitor of Parent or its Affiliates, (ii) all or substantially all of the assets of Folgers are acquired by any competitor of Parent or its Affiliates, or (iii) Folgers is merged with or into any competitor of Parent or its Affiliates to form a new entity, Folgers and its successor-in-interest will take all necessary steps, to ensure that no Intellectual Property licensed hereunder is utilized by, or disclosed or made available to, any other unit, division or subsidiary of such competitor that competes with Parent in connection with any goods or services outside of the Coffee Field. For clarity, nothing in this Section 8.5 shall be construed as (i) altering or obviating in any way any of Folgers’s and its successor-in-interest’s obligations under Article V, or (ii) conferring on Folgers or its successor-in-interest any rights to make products or provide services other than solely in the Coffee Field. Upon reasonable notice, Parent shall have the right to conduct inspections of and/or interview, and Folgers and its successor-in-interest shall provide Parent with reasonable access to, Folgers’s and its successor-in-interest’s records, facilities, employees and computer systems during Folgers’s and its successor-in-interest’s normal working hours to verify compliance with this Section 8.5.

8.6 Know How. Upon expiration or termination of this Agreement, each Party (the “Receiving Party”) will, at the option of the other Party (the “Disclosing Party”), destroy (and provide a sworn affidavit confirming such destruction within thirty (30) days after the expiration or termination date) or return to the Disclosing Party all records, notes and other documents and materials that contain or embody any of the Disclosing Party’s Know How (including, to the extent applicable, all Parent Technology Assets) in the possession of the Receiving Party or its Affiliates pursuant to or in connection with this Agreement. Upon expiration or termination of any of the licenses granted hereunder with respect to any particular Know How, the Receiving Party will, at the option of the Disclosing Party, destroy (and provide a sworn affidavit confirming such destruction within thirty (30) days after the applicable expiration or termination date) or return to the Disclosing Party all records, notes and other documents and materials that contain or embody that particular Know How of the Disclosing Party including, to the extent applicable, Parent Technology Assets) in the possession of the Receiving Party or its Affiliates pursuant to or in connection with this Agreement. Upon reasonable advance written notice during reasonable business hours and in a manner so as to minimize any unreasonable disruption to the business of the Receiving Party, the Disclosing Party shall have the right to conduct inspections of, and the Receiving Party shall provide the Disclosing Party with reasonable access to, the Receiving Party’s records and computer systems during the Receiving Party’s normal working hours to verify the Receiving Party’s compliance with this Section 8.6.

8.7 Termination; Survival. Upon termination of this Agreement, all rights and obligations of the Parties hereunder will terminate, except that, in addition to any other provisions of this Agreement that by their terms continue after the expiration of this Agreement, the final sentence of Section 2.4, Section 4.2, and the provisions of Articles III and V - X will survive the termination of this Agreement.

IX. DISPUTE RESOLUTION

9.1 Dispute Resolution. Subject to Section 9.2, if a dispute, controversy or claim (“Dispute”) arises between the Parties relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof, the Dispute will be settled in accordance with the dispute resolution provisions (Article VI) of the Separation Agreement.

9.2 Injunctive Relief. Each Party acknowledges and agrees that monetary damages alone are insufficient remedies in the event of a breach of this Agreement by the other Party or its Affiliates, and that such breach may result in irreparable injury to the non-breaching Party, for which damages at law will be inadequate. Therefore, Section 9.1 notwithstanding, each Party agrees that, in the event of any breach of the provisions of this Agreement by such Party or its Affiliates, the other Party shall, in any appropriate forum, have the right to immediately pursue and obtain all preliminary equitable relief, including, without limitation, any temporary restraining order and/or preliminary injunctive relief. If a Party (the “Pursuing Party”) elects to pursue any such equitable remedies, the other Party (the “Challenging Party”) shall not oppose or challenge the granting of such relief on any basis other than (i) whether the Pursing Party’s rights or Intellectual property have been violated, or (ii) whether the Challenging Party has violated the terms of this Agreement. Moreover, the Party pursuing any such equitable remedies shall not be required to post any bond therefor, or if required by law or by a court to post such a bond, each Party consents to the posting of a bond in the lowest amount permitted by law. Such remedies shall not be deemed to be the exclusive remedies for breach of this Agreement, but shall be in addition to and cumulative of all other remedies the Parties may have at law or in equity, including, without limitation, any permanent injunctive relief, specific performance or damages to which the non-breaching Party may be entitled. If either Party violates any of its obligations under this Agreement, the violating Party shall not oppose the granting of equitable relief on the ground that an adequate remedy exists at law.

X. MISCELLANEOUS

10.1 No Other Rights Granted. Except as expressly set forth in this Agreement, no Party grants, by implication, estoppel or otherwise, any license or other rights in any of its or its Affiliates’ Intellectual Property to the other Party or its Affiliates. Subject to the licenses expressly granted in this Agreement, all right, title and interest in and to the Parent IP will remain with Parent and its Affiliates. Subject to the licenses expressly granted in this Agreement, all right, title and interest in and to the Folgers IP will remain with Folgers and its Affiliates.

10.2 Entire Agreement. This Agreement, the Separation Agreement, the Transaction Agreement and each Ancillary Agreement (as defined in the Transaction Agreement), including any related annexes, schedules and exhibits, as well as any other agreements and documents referred to in this Agreement, the Separation Agreement, the Transaction Agreement and each Ancillary Agreement, will together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter. Folgers shall ensure that any transferee of any element of the Folgers IP specifically agrees in writing to be bound by the terms of this Agreement, including, without limitation, the provision of Article IV.

10.3 Governing Law. The validity, interpretation and enforcement of this Agreement will be governed by the Laws of the State of Ohio, other than the choice of Law provisions thereof.

10.4 Notices. Any notice, demand, claim or other communication under this Agreement will be in writing and will be deemed to have been given (a) on delivery if delivered personally; (b) on the date on which delivery thereof is guaranteed by the carrier if delivered by a national courier guaranteeing delivery within a fixed number of days of sending; or (c) on the date of transmission thereof if delivery is confirmed, but, in each case, only if addressed to the Parties as provided in Section 6.4 of the Separation Agreement.

10.5 Priority of Agreements. If there is a conflict between any provision of this Agreement and a provision in the Separation Agreement, the provision of the Separation Agreement will control.

10.6 Amendments and Waivers. a) This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by such Party. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party hereto under or by reason of this Agreement.

(b) No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party hereto would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision of this Agreement must satisfy the conditions set forth in Section 10.6(a) and shall be effective only to the extent in such writing specifically set forth.

10.7 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and, solely to the extent any rights are granted to such Persons hereunder, their Affiliates, and does not confer on Third Parties any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

10.8 Assignment. The licenses granted hereunder to the Parties and their Affiliates are personal to such Parties and Affiliates. No Party will assign its rights or delegate its duties under this Agreement without the written consent of the other Party, except that (i) either Party may assign its rights or delegate its duties under this Agreement to a Subsidiary of such Party, provided that the Subsidiary or entity agrees in writing to be bound by the terms and conditions contained in this Agreement and provided further that the assignment or delegation will not relieve any Party of its indemnification obligations or obligations in the event of a breach of this Agreement or (ii) Folgers may assign its rights under this Agreement to any entity acquiring all of the Coffee Business, provided that RMT Partner guarantees the obligations of such entity under this Agreement. Except as provided in the preceding sentence, any attempted assignment or delegation will be void. Upon the Effective Time of the Merger, Folgers, as the surviving corporation in the Merger, will continue to have all of the rights, and be subject to all of the obligations, ascribed to it under this Agreement.

10.9 Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement will be by way of example rather than by limitation. The use of the words “or,” “either” or “any” will not be exclusive. The Parties have participated jointly in the negotiation and drafting of this Agreement and the Parties acknowledge that (a) Parent and Folgers have been represented by Jones Day in connection therewith and (b) RMT Partner has been represented by Calfee, Halter & Griswold LLP in connection therewith. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, the Separation Agreement, the Transaction Agreement or any Other RMT Agreement (as defined in the Transaction Agreement), any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereto hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

10.10 Severability. The Parties agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions shall be replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions shall remain valid and enforceable to the fullest extent permitted by applicable Law.

10.11 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party. No Party will raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

10.12 Relationship Between Parties. The Parties are and will remain at all times independent contractors, and no agency, employment, partnership or joint venture relationship exists between them. Neither Party hereto shall have, or shall represent that it has, any power, right or authority to bind the other Party hereto to any obligation or liability, or to assume or create any obligation or liability on behalf of the other Party.

10.13 Statement of Intent With Respect to Bankruptcy. The Parties acknowledge and agree that all rights and licenses granted under this Agreement with respect to the Parent IP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 111 U.S.C. § 101, et seq. (the “Code”), executory contracts and licenses of rights to “intellectual property” as defined in the Code. The Parties intend that Folgers and its Affiliates, as licensees of intellectual property, shall retain and may fully exercise all rights and elections under the Code. The Parties further acknowledge and agree that, in the event of the commencement of bankruptcy proceedings by or against a Parent under the Code, Folgers and its

Affiliates and, as applicable, sublicensees, shall be entitled, at Folgers’s option, to (i) retain all of their rights under this Agreement, including any licenses granted hereunder, pursuant to Section 365(n) of the Code, or (ii) receive a complete duplicate of, or complete access to, all subject matter licensed hereunder constituting “intellectual property” under Section 101 of the Code and all embodiments thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Parties has caused this Intellectual Property Matters Agreement to be executed on its behalf by its officers hereunto duly authorized on the day and year first above written.

THE PROCTER & GAMBLE COMPANY

By:
Name: Title:

THE FOLGERS COFFEE COMPANY

By:
Name: Title: